UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

Generac Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On February 16, 2016, Generac Holdings Inc. (the “Company,” “we,” “us” or “our”) issued a press release (the “Press Release”) announcing its financial results for the fourth quarter and year ended December 31, 2015. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      The information contained in this Current Report on Form 8-K (including the exhibits) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Discussion of Non-GAAP Financial Measures

In the Press Release, we present certain financial information, specifically Adjusted EBITDA, Adjusted Net Income and Free Cash Flow which are not in accordance with generally accepted accounting principles, or U.S. GAAP. We present Adjusted EBITDA, Adjusted Net Income and Free Cash Flow in the Press Release because these metrics assist us in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Our management uses Adjusted EBITDA, Adjusted Net Income and Free Cash Flow:

●	for planning purposes, including the preparation of our annual operating budget and developing and refining our internal projections for future periods;

●	to evaluate the effectiveness of our business strategies and as a supplemental tool in evaluating our performance against our budget for each period;

●	in communications with our board of directors and investors concerning our financial performance; and

●	to evaluate prior acquisitions in relation to the existing business.

We also use Adjusted EBITDA as a benchmark for the determination of the bonus component of compensation for our senior executives under our management incentive plans.

We believe that the disclosure of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow offers additional financial metrics which, when coupled with U.S. GAAP results and the reconciliation to U.S. GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business for securities analysts, investors and other interested parties in the evaluation of our company. We believe Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are useful to investors for the following reasons:

●

Adjusted EBITDA, Adjusted Net Income, Free Cash Flow and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, tax jurisdictions, capital structures and the methods by which assets were acquired; and

●	by comparing our Adjusted EBITDA, Adjusted Net Income and Free Cash Flow in different historical periods, our investors can evaluate our operating performance excluding the impact of certain items.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2016, Timothy J. Walsh advised the Board of Directors of Generac Holdings, Inc. (the “Company”) that he would not stand for reelection at the 2016 Annual Meeting of Shareholders. Mr. Walsh’s decision was not the result of any disagreement with the Company on any matters. In connection with that decision, Mr. Walsh also stepped down as Chairman of the Board effective February 10, 2016. As a result, the Board of Directors has elected Aaron Jagdfeld, the Company’s President and Chief Executive Officer, to serve as Executive Chairman of the Board, also effective February 10, 2016.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2016, the Board of Directors of the Company adopted an amendment (the “Amendment”) to the Bylaws of the Company allowing the Board of Directors to create at its discretion the position of Lead Director in the event that the position of Chairman of the Board is held by the Chief Executive Officer of the Company. The Amendment was effective February 10, 2016. Pursuant to the Amendment, the Board of Directors elected Todd A. Adams to the position of Lead Director, effective February 10, 2016. A copy of the Bylaws, as amended, of the Company is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On February 15, 2016, the Company issued a press release announcing it has entered into a definitive agreement to acquire a majority interest in PR Industrial, S.r.l. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description

3.1	Amended and Restated Bylaws
99.1	Press Release, dated February 16, 2016
99.2	Press Release, dated February 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ York Ragen
	Name:	York Ragen
Date: February 16, 2016	Title:	Chief Financial Officer

EXHIBIT INDEX

3.1	Amended and Restated Bylaws
99.1	Press Release, dated February 16, 2016
99.2	Press Release, dated February 15, 2016

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